UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2017 Annual Meeting May 19, 2017

Important proxy voting material is ready for your action.

This email represents the following share(s):
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000

Three Ways to Vote
Now via ProxyVote	Vote By May 18, 2017 11:59 PM ET
At the Meeting
By Phone 1.800.690.6903	Control Number: 0123456789012345

Dear Business Development Corporation of America Shareholder,

In March of 2017 we mailed you proxy materials related to the Annual Meeting of Business Development Corporation of America (“BDCA”) stockholders being held on May 19, 2017.

For the reasons set forth in the proxy statement, dated March 16, 2017, the BDCA Board of Directors recommends that you vote “FOR” the following proposals:

1.	Elect seven (7) directors for one-year terms expiring in 2018 and until their successors are duly elected and qualified.

2.	Authorize BDCA to sell or otherwise issue up to 25% of its outstanding common stock at a price below the BDCA’s then current net asset value (“NAV”) per share.

3-9.	Amend the Charter to remove the remaining NASAA provisions and align BDCA’s charter with that of other BDC’s listed on a national securities exchange.

We ask that you review the proxy materials and submit your vote in connection with the Annual Meeting as soon as possible.

Your participation will help BDCA achieve the required number of votes needed in order to hold the Annual Meeting.

Your vote matters we appreciate you taking a few minutes to vote now.

BDCA has provided a link to the webinar presentation on the proxy statement for your reference here:

http://www.bdcofamerica.com/uploads/BDCA%20Proxy%20Webinar_vF.pdf

BDCA  offers this presentation as a supplement to the proxy statement/10K mailed to you in late March 2017.

Please call us at 855-486-7909 to speak with an agent for live assistance with voting your shares.

Important

Materials

   Proxy Statement

   10-K Report

   Shareholder Letter

   Reminder Notice

For holders as of March 15, 2017